Exhibit 32.1

Certification Pursuant to
18 U. S. C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In Connection with the Quarterly Report of MVB Financial Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry F. Mazza, Chief Executive Officer of the Company, to the best of my knowledge and belief, certify, pursuant to Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Larry F. Mazza

Larry F. Mazza
Chief Executive Officer
November 14, 2011

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